                                                                EXHIBIT T3E.28

                  IN THE UNITED STATES BANKRUPTCY COURT
                  FOR THE EASTERN DISTRICT OF LOUISIANA

In the Matter of:                      :                  No. 95-14545
                                       :                  Section A
HARRAH'S JAZZ COMPANY,                 :
                                       :                  JOINTLY ADMINISTERED
                      Debtor.          :                  WITH
---------------------------------      :
                                       :
In the Matter of:                      :                  No. 95-14544
                                       :                  Section A
HARRAH'S JAZZ FINANCE CORP.,           :
                                       :
                      Debtor.          :                  Chapter 11
                                       :                  Reorganization
---------------------------------      :
                                       :
In the Matter of:                      :                  No. 95-14871
                                       :                  Section A
HARRAH'S NEW ORLEANS                   :
INVESTMENT COMPANY                     :                  Chapter 11
                      Debtor.          :                  Reorganization


                  ORDER GRANTING MOTION TO APPROVE FORM
                    AND EXECUTION OF PLAN DOCUMENTS
                AND FOR ENTRY OF ORDER IN AID OF CONSUMMATION

   This matter coming before the Court on the Debtors' Motion to Approve Plan Documents ("Motion"); the Court having considered the Motion and the documents submitted to this Court for approval; due and proper notice of the Motion having been given under the circumstances of the above-captioned debtors' bankruptcy cases; and the Court having jurisdiction over the above-captioned debtors and their bankruptcy cases,

   IT IS HEREBY ORDERED that:

A. All Plan Documents substantially in the form submitted to the Court in connection with the Motion are hereby approved as being materially consistent with the Plan.

B. All of the requirements of Section 6.2(t) of the Plan have been satisfied, provided, however, that the rights of the Bondholders Committee, Harrah's Entertainment, Inc. and the Debtors under Section 6.2(t) of the Plan are hereby reserved.

C. Pursuant to Section 1142(b) of the Bankruptcy Code, on the date selected for the occurrence of the Effective Date, the Debtors are hereby authorized and directed to execute and and deliver all applicable documents in substantially the form of the Plan Documents submitted to this Court, any related documents, and all other documents necessary to consummate the Plan.

         NEW ORLEANS, LOUISIANA this 19th day of October, 1998.



                                /s/ T.M. Brahney, III
                                --------------------------------------
                                T.M. BRAHNEY, III
                                UNITED STATES BANKRUPTCY JUDGE





                                      2